UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2022

Surrozen, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39635	98-1556622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Blvd Suite 400
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 489-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRZN	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock	SRZNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2022, Surrozen, Inc. (the “Company,” “we,” “us,” or “our”) entered into a Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”). Subject to the terms, conditions and limitations set forth in the Purchase Agreement, we have the right to sell to Lincoln Park newly issued shares (the “Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”), up to the aggregate purchase price of $50,000,000. We are under no obligation to sell any securities to Lincoln Park.

On the date of the Purchase Agreement, we issued 100,000 shares of Common Stock to Lincoln Park in consideration for Lincoln Park’s commitment to purchase Shares under the Purchase Agreement. If we sell Shares for an aggregate purchase price of $30,000,000 or more, we must pay $100,000 to Lincoln Park. Lincoln Park’s obligation to purchase the Shares is subject to the satisfaction of specific conditions set forth in the Purchase Agreement (the “Commencement”), including that (i) Lincoln Park receives the Shares for all prior purchases, (ii) a registration statement registering the resale of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), is declared effective by the Securities and Exchange Commission (the “SEC”), and (iii) a final prospectus relating thereto is filed with the SEC.

Under the Registration Rights Agreement, we agreed to file the resale registration statement for the Shares with the SEC by April 15, 2022. We must keep the resale registration statement effective for resale of the Shares until the earlier of (i) the date Lincoln Park may sell the Shares without restriction under Rule 144 of the Securities Act, (ii) 180 days after the termination of the Purchase Agreement, and (iii) the date Lincoln Park has sold all the Shares.

We may sell Shares to Lincoln Park with sole discretion as to the amount and frequency of the sales. Sales of the Shares may take place in multiple transactions for up to 36 months after the Commencement. Lincoln Park is obligated to purchase these Shares only if the last closing sale price for shares of the Common Stock on The Nasdaq Capital Market (“Nasdaq”), as reported by Nasdaq (the “Closing Sale Price”), is not less than $1.00.

Furthermore, Lincoln Park is only obligated to purchase Shares up to the Regular Purchase Share Limit (each, a “Regular Purchase”) or the Accelerated Purchase Share Amount (each an “Accelerated Purchase”). The “Regular Purchase Share Limit” is 30,000 Shares, provided, however, that, (i) if the Closing Sale Price is not below $10.00 on the applicable purchase date, the Regular Purchase Share Limit may be increased to up to 35,000 Shares, and (ii) if the Closing Sale Price is not below $12.00 on the applicable purchase date, the Regular Purchase Share Limit may be increased to up to 40,000 Shares. Lincoln Park’s committed obligation under any single Regular Purchase shall not exceed $3,500,000 of Shares. The “Accelerated Purchase Share Amount” is the amount of Shares equal to the lesser of (a) 300% of the Regular Purchase Share Limit, and (b) 30% of the total volume of shares of Common Stock traded on Nasdaq during the applicable period set forth in the Purchase Agreement; provided, however, the parties may mutually agree to set the share purchase limit of Shares to an amount no greater than 500,000 Shares

The sales price of the Shares will be (i) in a Regular Purchase, the lower of (a) the lowest sale price of the Common Stock on the applicable purchase date, and (b) the arithmetic average of the three (3) lowest Closing Sale Prices during the ten (10) consecutive trading days ending on the trading date immediately preceding such purchase date, and (ii) in an Accelerated Purchase, ninety-six (96%) of the lower of (a) the Closing Sale Price on the applicable purchase date, and (b) the volume weighted average price (as calculated in the Purchase Agreement) on the applicable purchase date.

Under the Purchase Agreement, we cannot issue to Lincoln Park more than 7,003,383 Shares, which is equal to 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue Shares in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price paid for all Shares by Lincoln Park equals or exceeds $2.86 per share (which represents the Minimum Price, as defined under Nasdaq Listing Rule 5635(d), on the Nasdaq Capital Market immediately preceding the signing of the Purchase Agreement, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap under applicable Nasdaq rules). Furthermore, we may not sell Shares to Lincoln Park if the sale would result in Lincoln Park's beneficial ownership of more than 9.99% of the then issued and outstanding shares of Common Stock.

There is no upper limit on the price per share that Lincoln Park could be obligated to pay for the Shares. The limitations in the Purchase Agreement on the purchase price per share and amount of Shares that may be sold will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction effected with respect to the Common Stock.

After the Commencement, we will control the timing and amount of any sales of Shares to Lincoln Park. When determining whether to sell Shares and the amount and timing of such sales, we will consider a variety of factors including, market conditions, the trading price of the Common Stock, and the appropriate sources of funding for our business and operations.

The net proceeds we may receive under the Purchase Agreement will depend on the frequency and prices at which we sell Shares to Lincoln Park. We expect that any proceeds received from sales of Shares to Lincoln Park will be used for working capital and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement, with anyone other than Lincoln Park. Lincoln Park has agreed that Lincoln Park and its agents, representatives and affiliates will not engage in or effect, directly or indirectly, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the date on which a voluntary or involuntary bankruptcy proceeding involving the Company has been commenced, (ii) the date on which a bankruptcy custodian is appointed for all or substantially all of the Company’s property or the Company makes a general assignment for the benefit of creditors, (iii) the date on which Lincoln Park shall have purchased Shares for an aggregate purchase price of $50,000,000, or (iv) the first day of the month immediately following the 36-month anniversary of the date of the Commencement. Either party, that is not in breach, may terminate the Purchase Agreement if the Commencement does not occur on or before September 30, 2022. We may terminate the Purchase Agreement at any time after Commencement, at no additional cost or penalty, upon written notice to Lincoln Park.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement include only the material terms of the agreements and are qualified in their entirety by reference to, and incorporate herein by reference, the full text of the Purchase Agreement and the Registration Rights Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 involving the issuance of 100,000 Shares to Lincoln Park is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, Lincoln Park represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The securities referred to in this current report on Form 8-K are being issued and sold by the Company to Lincoln Park in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated February 18, 2022, by and between the Company and Lincoln Park Capital Fund, LLC
10.2	Registration Rights Agreement, dated February 18, 2022, by and between the Company and Lincoln Park Capital Fund, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SURROZEN, INC.

Date:	February 24, 2022	By:	/s/ Charles Williams
Name: Charles Williams Title: Chief Financial Officer